Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of April 4, 2017 (the “Amendment Effective Date”), by and between Mitchell E. Rudin, an individual residing at 15 Bradford Road, Scarsdale, New York 10583 (“Executive”), and Mack-Cali Realty Corporation, a Maryland corporation, with offices at Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (the “Company”).

RECITALS

WHEREAS, the Company and Executive have entered into that certain Executive Employment Agreement, dated as of June 3, 2015 (the “Agreement”);

WHEREAS, the Company and Executive desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the Board of Directors of the Company, acting upon the recommendation of the Executive Compensation and Option Committee of the Board, has approved the amendment of the Agreement in the manner set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.             Duties and Responsibilities.

(a)           The Agreement is hereby amended by deleting Section 3(a) of the Agreement in its entirety and replacing it with the following:

Commencing on the Amendment Effective Date and during the remainder of the Employment Period, Executive shall be employed and serve as the Vice Chairman of the Company.  Executive shall be appointed to the position of Vice Chairman of the Company by resolution of the Board, as an officer of the Company pursuant to Section 1 of Article V of the Amended and Restated Bylaws of the Company.  In his position, Executive shall serve at the pleasure of the Board, subject to the terms of the Agreement, shall report directly to the Board and shall perform such duties, functions and responsibilities during the Employment Period as shall be established by the Board as soon as practicable following the Amendment Effective Date, as well as such other duties and responsibilities commensurate with Executive’s position as may be reasonably and lawfully directed by the Board from time to time.

(b)           The Agreement is hereby further amended by deleting the last sentence of Section 3(b) of the Agreement in its entirety and replacing it with the following:

Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for Executive to (i) with the advance approval of the Board or the Governance Committee of the Board (not to be unreasonably withheld), serve on up to two (2) corporate, civic or charitable boards or committees (in addition to those set forth on Schedule I attached hereto, which have previously been approved by the Board), (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of Executive’s responsibilities to the Company in accordance with this Agreement.

2.             Compensation and Benefits.  The Agreement is hereby further amended by deleting the first sentence of the first bullet of Section 4(b) of the Agreement (entitled “Bonus Opportunity”) in its entirety and replacing it with the following:

For 2017 and each subsequent calendar year during the Employment Period, Executive shall be entitled to receive an Annual Bonus equal to fifty percent (50%) of his then current Annual Base Salary if threshold performance is attained, an Annual Bonus equal to seventy-five percent (75%) of his then current Annual Base Salary (the “Target Bonus”) if target performance is attained, and an Annual Bonus equal to one hundred percent (100%) of his then current Annual Base Salary if performance exceeds the maximum performance level.

3.             Termination of Employment.  The Agreement is hereby further amended by deleting clause (i) of Section 5(h) of the Agreement in its entirety and replacing it with the following:

the material diminishment of Executive’s authority, duties or responsibilities (as shall be established by the Board as soon as practicable following the Amendment Effective Date), it being understood that during a Change in Control Period, Good Reason shall be deemed to have occurred if Executive is not the Vice Chairman of the ultimate parent following the Change in Control;

4.             Severance Benefits upon Termination without Cause or Resignation for Good Reason during the Term.

(a)           The Agreement is hereby further amended by deleting the proviso to Section 7(a) of the Agreement in its entirety.

(b)           The Agreement is hereby further amended by adding the following at the end of Section 7(a) of the Agreement:

Notwithstanding anything to the contrary in Section 5(a) of the 2016 Performance-Based Long-Term Incentive Plan Award Agreement, dated as of March 8, 2016, between the Company and Executive (the “Performance-Based LTIP Award Agreement”) and Section 5(a) of the 2016 Time-Based Long-Term Incentive Plan Award Agreement, dated as of March 8, 2016, between the Company and Executive (the “Time-Based LTIP Award Agreement”), the provisions of this Section 7(a) shall supersede the provisions of Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Performance-Based LTIP Award Agreement and Section 5(b)(ii) and 5(b)(v) of the Time-Based LTIP Award Agreement, as applicable, and shall exclusively govern the treatment of all of Executive’s Award LTIP Units (as defined in the Performance-Based LTIP Award Agreement or the Time-Based LTIP Award Agreement, as applicable) in the event that during the Term (i) the Company terminates Executive’s employment for any reason other than Cause or Disability or (ii) Executive resigns for Good Reason.  The foregoing principles shall also apply to any LTIP awards granted in 2017 and 2018, and the award agreements for such awards shall reflect such treatment.

5.             Non-compete.  The Agreement is hereby further amended by deleting Section 13(a) of the Agreement in its entirety and replacing it with the following:

During the Employment Period, and for a one (1) year period thereafter in the event Executive’s employment is terminated under circumstances in which he is entitled to receive and is receiving the benefits provided in Sections 6, 7, 8(b) or 8(c) hereof, Executive shall not, directly or indirectly, within Hudson County in the State of New Jersey, engage in, or own, invest in, manage or control any venture or enterprise primarily engaged in any office-service, flex, or office property development or acquisition activities that are competitive with the activities of the Company.  Nothing herein shall prohibit Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a company or other entity engaged in such business that is publicly traded, so long as Executive has no active participation in the business of such Company or other entity.

6.             Miscellaneous Provisions.

(a)           Legal Fees.  The Company shall reimburse Executive for reasonable and documented legal fees incurred by the Executive in connection with the negotiation and review of this Amendment and related documentation.

(b)           Counterparts.  This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c)           No Other Amendments.  All terms and provisions of the Agreement not expressly amended hereby shall remain in full force and effect.  From and after the Amendment Effective Date, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms and provisions contained in this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

Company:

MACK-CALI REALTY CORPORATION

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel

Executive:

MITCHELL E. RUDIN

/a/ Mitchell E. Rudin